Exhibit 23.3

GUERRA GROUP VALUATION & CONSULTING INC 9120 SW 103 Avenue, Miami, FL 33176 March 16, 2018 Mr. Danny Llorente Chief Lending Officer 2937 SW 27 Avenue, #207 Miami, FL 33133 RE: Letter of Consent Appraisal Review of 345 NE 80 Street Miami, FL 33138 Dear Mr. Llorente: We hereby consent to the quotation and summarization of our appraisal review of 345 NE 80 Street in registration Statement on Form S-1 (No. 333-222928) of "Korth Direct Mortgage, LLC." Sincerel Ivansident State Certieneral Real Estateraiser RZ 3359 Guerra Group Valuation & Consulting, Inc. Direct: 786-208-4041 Email: guerragroupvc@gmail.com